UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2015

CAMAC Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

1330 Post Oak Blvd., Suite 2250, Houston, Texas - 77056

(Address of principal executive offices)

(713) 797-2940

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Oceanic Consultants Nigeria Limited (“Oceanic”) and Northern Offshore International Drilling Company Ltd. (“Northern”) entered into an International Daywork Drilling Contract dated January 14, 2014 pursuant to which Northern agreed to provide the drillship Energy Searcher for the provision of drilling services offshore Nigeria. Pursuant to further contractual arrangements entered into in March 2014, Oceanic provided the drillship to CAMAC Petroleum Limited (“CPL”), a wholly owned subsidiary of CAMAC Energy Inc. (“CAMAC Energy” or the “Company”), with CPL assuming payment obligations under the drilling contract and receiving the right to enforce Northern’s obligations under the drilling contract. The Company guaranteed the performance by CPL of its obligations under these contractual arrangements.

On January 2, 2015, Oceanic received a notice from Northern purporting to terminate the drilling contract for failure to provide the required letter of credit thereunder, and stating that Oceanic is required to pay Northern all outstanding unpaid invoices, the early termination fee, the demobilization fee and amounts due but not yet invoiced for work performed up to the date of termination. On January 7, 2015, Oceanic and CPL responded to Northern disputing the validity of the purported Northern termination, which under English law constitutes a renunciation of the drilling contract and wrongful repudiatory breach thereof because of, among other things, the course of conduct by the parties. Specifically, Oceanic and CPL arranged for, and Northern agreed to and performed work in exchange for, issuing monthly prepayment invoices in lieu of the letter of credit. Because of Northern’s repudiatory breach, Oceanic and CPL elected to terminate the contract with immediate effect. In addition, the January 7, 2015 letter set out grounds for termination and claims against Northern for numerous material breaches of the drilling contract, including defects in the blowout preventer, failure to maintain and repair the drilling unit, breach of warranty, failure to provide adequately skilled and competent personnel and failure to perform as a reasonable and prudent operator. These breaches resulted in wasted marine spread costs in excess of $50 million, i.e., the cost of other marine services contracted by Oceanic that were accumulated while the rig incurred downtime, as recognized under English law. In addition, Oceanic and CPL claimed delay damages in excess of $3 million due to delays in the commencement of operations and reserved the right to add additional claims.

The Company believes that Oceanic and CPL are entitled to terminate the drilling contract for the reasons set out above, and does not believe that Northern’s termination notice is valid or that its claims are meritorious. The Company further believes that the damages incurred by Oceanic and CPL exceed any claims that might be advanced by Northern.

Item 7.01. Regulation FD Disclosure

On January 12, 2015, the Company issued a press release announcing the termination of its contract with Northern. A copy of the Company’s press release, dated January 12, 2015, announcing termination of the contract with Northern is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing. The information set forth in, or in any exhibit to, this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit     Descriptions

99.1          Press Release announcing termination of contract with Northern.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2015

CAMAC Energy Inc.

By:	/s/ Nicolas J. Evanoff
Nicolas J. Evanoff
Senior Vice President,
General Counsel & Secretary

EXHIBITS

Exhibit     Descriptions

99.1          Press Release announcing termination of contract with Northern.